Exhibit 99.2
                FEDERATED DEPARTMENT STORES, INC.

              Consolidated Statements of Cash Flows
                           (Unaudited)

                           (millions)

                                              26 Weeks Ended    26 Weeks Ended
                                              July 31, 1999     August 1, 1998
Cash flows from operating activities:
 Net income                                      $    224          $    167
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization                      324               298
   Amortization of intangible assets                   36                13
   Amortization of financing costs                      3                 4
   Amortization of unearned restricted stock            -                 1
   Changes in assets and liabilities:
      Decrease in accounts receivable                 178               331
      Increase in merchandise inventories            (211)             (122)
      Increase in supplies and prepaid expenses       (19)               (3)
      (Increase) decrease in other assets not
       separately identified                          (20)                4
      Increase in accounts payable and accrued
       liabilities not separately identified           30                45
      Decrease in current income taxes                (52)              (21)
      Increase (decrease) in deferred income taxes      1                (9)
      Decrease in other liabilities not separately
       identified                                      (7)               (8)
       Net cash provided by operating activities      487               700

Cash flows from investing activities:
 Acquisition of Fingerhut Companies, Inc.,
  net of cash acquired                             (1,539)                -
 Purchase of property and equipment                  (241)             (189)
 Capitalized software                                 (21)                -
 Investments in affiliated companies                  (49)                -
 Disposition of property and equipment                 23                22
 Decrease in notes receivable                           -               200
       Net cash provided (used) by
        investing activities                       (1,827)               33

Cash flows from financing activities:
 Debt issued                                        1,299               300
 Financing costs                                      (10)               (7)
Debt repaid                                           (31)             (851)
 Increase in outstanding checks                        81                79
 Acquisition of treasury stock                          -              (154)
 Issuance of common stock                              51                39
       Net cash provided (used) by
        financing activities                        1,390              (594)

(Continued)
                FEDERATED DEPARTMENT STORES, INC.

              Consolidated Statements of Cash Flows
                           (Unaudited)

                           (millions)


                                              26 Weeks Ended    26 Weeks Ended
                                              July 31, 1999     August 1, 1998

 Net increase in cash                            $     50          $    139
 Cash at beginning of period                          307               142

 Cash at end of period                           $    357          $    281


 Supplemental cash flow information:
  Interest paid                                  $    144          $    147
  Interest received                                     4                11
  Income taxes paid (net of refunds received)         194               150
  Schedule of non cash investing and
   financing activities:
   Debt assumed in acquisition                        125                 -
   Equity issued in acquisition                        12                 -
   Consolidation of net assets and debt of
     previously unconsolidated subsidiary           1,132                 -